EXHIBIT 99.1
Backblaze Announces Five-Year Multi-Exabyte Data Storage Agreement with CoreWeave
$335M Strategic Agreement Aligns to Strong AI Demand and
Establishes Backblaze as a Key Storage Provider
SAN FRANCISCO, Calif. — June 23, 2026 — Backblaze, Inc. (Nasdaq: BLZE), the cloud storage platform for the AI era, today announced an agreement with CoreWeave, Inc. (Nasdaq: CRWV), The Essential Cloud for AI™.
Under the multi-exabyte, $335 million agreement, Backblaze will provide cost-efficient storage capacity that supports portions of CoreWeave’s managed storage infrastructure, helping optimize placement of data across performance tiers while preserving high-performance storage resources for the demands of AI workloads. The Backblaze technology supports HDD-based storage tiers in CoreWeave AI Object Storage. Customers already utilizing CoreWeave AI Object Storage with its patented LOTA distributed cache will immediately have access to new service tiers without any code modifications.
Every stage of the AI lifecycle depends on the ability to store and move massive volumes of data efficiently. Training, inference, checkpointing, data preparation, model outputs, and retrieval-augmented generation (RAG) all require storage that performs at the speed and scale modern AI demands.
"Storage is the foundation every AI workflow is built on — without it, even the world's most powerful compute sits idle,” said Gleb Budman, co-founder and CEO, Backblaze. “We're pleased to work with CoreWeave on elements of their storage environment. This collaboration demonstrates how our platform can help organizations meet growing infrastructure demands."
Backblaze serves more than 100,000 customers worldwide and has extensive experience operating large-scale storage infrastructure. Its cloud platform is designed to deliver reliable, cost-efficient storage services across a range of enterprise and data-intensive use cases.
“Backblaze has built a reputation for making complex, HDD-based storage infrastructure reliable and easy-to-consume at scale. We’re pleased to work with them as we continue expanding our platform and managed service offerings to support AI workloads at scale,” said Nick Hoover, Vice President at CoreWeave.
CoreWeave’s AI cloud platform spans infrastructure, technology, tools, and services. The company serves leading AI model developers, enterprises, and research organizations, including 9 of the top 10 AI model providers.

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About Backblaze
Backblaze (NASDAQ: BLZE) gives businesses the freedom to innovate without limits by removing the barriers of lock-in, complexity, and cost. Our high-performance cloud object storage accelerates AI workflows, powers data-heavy applications, streamlines media management, and protects critical data. As an award-winning independent cloud, we provide unparalleled levels of interoperability that enable over 500,000 of our customers to reach and serve hundreds of millions of end users in 175 countries around the world. For more information, please go to www.backblaze.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to future performance, expectations, strategy, plans or intentions.
Actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of Backblaze’s go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by Backblaze’s customers; continued growth of AI related business; rapidly evolving technological developments in the market, including advancement in AI; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of Backblaze’s platform; ability to offer new features and other offerings on a timely basis, including new enterprise features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in Backblaze’s service or loss of availability of customers’ data; cyberattacks; ability to continue to scale the business; the impact of pricing and other product offering changes, including the May 1, 2026 pay-as-you-go storage pricing increase; material defects or errors in Backblaze’s software, such as problems with Backblaze’s internal systems, network, or data, including actual or perceived breaches or failures; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on Backblaze or Backblaze’s vendors, partners and customers; war or hostilities, and other significant world or regional events on Backblaze’s business and the business of Backblaze’s customers, vendors, supply chain and partners; litigation and other disputes; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption

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“Risk Factors” and elsewhere in Backblaze’s Quarterly Reports on Form 10-Q and other filings and reports Backblaze makes with the SEC from time to time.
The forward-looking statements made in this release reflect Backblaze’s views as of the date of this press release. Backblaze undertakes no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Press Contact
Renatta Siewert
press@backblaze.com
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